UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2008

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 West Chester Pike, West Chester, PA	19382
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 7.01	Regulation FD Disclosure

On September 23, 2008, Nobel Learning Communities, Inc. (the “Company”) issued a press release announcing that it had received an unsolicited expression of interest from Knowledge Learning Corporation (“KLC”) to pursue an acquisition of the Company for $17.00 per share in cash and that the board of directors of the Company is evaluating the proposal in consultation with financial and legal advisors to determine whether pursuing a business combination with KLC would be in the best interest of all of the Company’s stockholders.

A copy of the press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

(d) Exhibits

99.1	Press Release of Nobel Learning Communities, Inc. dated September 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nobel Learning Communities, Inc. (Registrant)

September 23, 2008	By:	/s/ George Bernstein
	Name:	George Bernstein
	Title:	Chief Executive Officer

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